                                                                    EXHIBIT 99.2

                         Independent Accountant's Report


Bank of America National Association
   and
U.S. Bank National Association

We have examined management's assertion, included in the accompanying Report of Management on Credit Card Trust Internal Controls and Pooling and Servicing Agreement Compliance (the "Report"), that Bank of America National Association ("BANA"), a wholly owned subsidiary of BankAmerica Corporation, maintained internal controls over the functions performed as servicer of the BA Master Credit Card Trust Series 1996-A, Series 1996-B, Series 1997-A and Series 1997-B (the "Trust") that are effective, as of December 31, 1997, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Pooling and Servicing Agreement (the "Agreement") dated as of July 19, 1996 between BANA and U.S. Bank National Association (formerly known as First Bank National Association) and the supplements to the Agreement, and are recorded properly to permit the preparation of the required financial reports. Management is responsible for BANA's internal controls over compliance with those requirements. Our responsibility is to express an opinion on management's assertion about BANA's internal controls over compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants, and accordingly, included obtaining an understanding of the internal controls over the functions performed by BANA as servicer of the Trust, testing and evaluating the design and operating effectiveness of the controls, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on BANA's internal controls over compliance with specified requirements.

Because of inherent limitations in internal controls, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the internal controls over the functions performed by BANA as servicer of the Trust to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the controls may deteriorate.

In our opinion, management's assertion that BANA maintained internal controls over the functions performed as servicer of the Trust that are effective, as of December 31, 1997, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreement, between BANA and U.S. Bank National Association (formerly known as First Bank National Association), and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the following criteria specified in the Report:

- Controls provide reasonable assurance that funds collected are appropriately remitted to the Trustee in accordance with the Agreement and the supplements to the Agreement.

- Controls provide reasonable assurance that Trust assets are segregated from those assets retained by BANA in accordance with the Agreement and the supplements to the Agreement.

- Controls provide reasonable assurance that expenses incurred by the Trust are properly calculated and remitted in accordance with the Agreement and the supplements to the Agreement.

- Controls provide reasonable assurance that the addition of accounts to the Trust are authorized in accordance with the Agreement and the supplements to the Agreement.

- Controls provide reasonable assurance that the removal of accounts from the Trust are authorized in accordance with the Agreement and the supplements to the Agreement.

- Controls provide reasonable assurance that Trust assets amortizing out of the Trust are calculated in accordance with the Agreement and the supplements to the Agreement.

- Controls provide reasonable assurance that Monthly Trust reports generated in the form of "Exhibits" and provided to the Trustee are reviewed by management prior to disbursing.

- Controls provide reasonable assurance that Monthly Trust reports generated in the form of "Exhibits" contain all required information per section
      5.02 of the supplements to the Agreement.

This report is intended solely for your information. However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by BANA and filed with the Securities and Exchange Commission on behalf of BA Master Credit Card Trust and its distribution is not limited.


                                                     /s/  ERNST & YOUNG LLP
                                                     --------------------------
                                                     Ernst & Young LLP

March 11, 1998

                         Independent Accountant's Report


Bank of America National Association
   and
U.S. Bank National Association

We have examined management's assertion, included in the accompanying Report of Management on Credit Card Trust Internal Controls and Pooling and Servicing Agreement Compliance (the "Report"), about Bank of America National Association's ("BANA"), a wholly owned subsidiary of BankAmerica Corporation, compliance with the terms and conditions of Sections 3.01(f), 3.02, 3.04, 3.05, 3.09, 4.02(a), 4.03 and 9.01 of the Pooling and Servicing Agreement dated as of July 19, 1996 between BANA and U.S. Bank National Association (formerly known as First Bank National Association) (the "Agreement") and Sections 3(b), 4.05(a), 4.09, 4.10 and 5.02(a) of the supplements to the Agreement relating to Series 1996-A, Series 1996-B, Series 1997-A and Series 1997-B as of December 31, 1997 and for the year then ended. Management is responsible for BANA's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about BANA's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about BANA's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination of BANA's compliance with specified requirements.

In our opinion, management's assertion that BANA was in compliance, in all material respects, with the terms and conditions of the sections of the Agreement and the provisions of each supplement to the Agreement referred to above, as of December 31, 1997 and for the year then ended, is fairly stated, in all material respects.

This report is intended solely for your information. However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by BANA and filed with the Securities and Exchange Commission on behalf of BA Master Credit Card Trust and its distribution is not limited.

                                                     /s/  ERNST & YOUNG LLP
                                                     --------------------------
                                                     Ernst & Young LLP

March 11, 1998

           Report of Management on Credit Card Trust Internal Controls and Pooling and Servicing Agreement Compliance


INTERNAL CONTROLS

Bank of America National Association ("BANA"), a wholly owned subsidiary of BankAmerica Corporation, is responsible for establishing and maintaining effective internal controls over the functions performed as servicer of the BA Master Credit Card Trust Series 1996-A, Series 1996-B, Series 1997-A and Series 1997-B (the "Trust"). These controls are designed to provide reasonable assurance to BANA's management that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Pooling and Servicing Agreement dated July 19, 1996 (the "Agreement") and the supplements to the Agreement relating to Series 1996-A, Series 1996-B, Series 1997-A and Series 1997-B, as applicable, between BANA and U.S. Bank National Association (formerly known as First Bank National Association) and are recorded properly to permit the preparation of the required financial reports.

There are inherent limitations in any internal controls, including the possibility of human error and circumvention or overriding of controls. Accordingly, even effective internal controls can provide only reasonable assurance with respect of the achievement of any objectives of internal control. Further, because of changes in conditions, the effectiveness of the internal controls may vary over time.

BANA has determined that the objectives of its internal controls with respect to servicing and reporting of credit card receivables sold to the Trust are to provide reasonable, but not absolute assurance that:

      - Funds collected are appropriately remitted to the Trustee in accordance with the Agreement and the supplements to the Agreement.

      - Trust assets are segregated from those retained by BANA in accordance with the Agreement and the supplements to the Agreement.

      - Expenses incurred by the Trust are properly calculated and remitted in accordance with the Agreement and the supplements to the Agreement.

      - The addition of accounts to the Trust are authorized in accordance with the Agreement and the supplements to the Agreement.

      - The removal of accounts from the Trust are authorized in accordance with the Agreement and the supplements to the Agreement.

      - Trust assets amortizing out of the Trust are calculated in accordance with the Agreement and the supplements to the Agreement.

      - Monthly Trust reports generated in the form of "Exhibits" and provided to the Trustee are reviewed by management prior to disbursing.

      - Monthly Trust reports generated in the form of "Exhibits" contain all information required by the Agreement and the supplements to the Agreement.

BANA has assessed its internal controls over the functions performed as servicer of the Trust in relation to these criteria. Based upon this assessment, BANA maintained that, as of December 31, 1997, its internal controls over the functions performed as servicer of the Trust are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreement between BANA and U.S. Bank National Association (formerly known as First Bank National Association) and the supplements to the Agreement and are recorded properly to permit the preparation of the required Monthly Trust reports in the form of "Exhibits".

POOLING AND SERVICING AGREEMENT COMPLIANCE

BANA is responsible for complying with the Agreement and the provisions of each supplement to the Agreement. BANA assessed its compliance with the relevant terms and conditions of Sections 3.01(f), 3.02, 3.04, 3.05, 3.09, 4.02(a), 4.03
and 9.01 of the Agreement and Sections 3(b), 4.05(a), 4.09, 4.10 and 5.02(a) of the supplements to the Agreement relating to Series 1996-A, Series 1996-B, Series 1997-A and Series 1997-B, as of December 31, 1997 and for the year then ended. Based upon this assessment, BANA was in compliance with the relevant terms and conditions identified in the Sections above for the Agreement and the supplements to the Agreement. In addition, BANA did not identify any instances of noncompliance in performing the assessment.

March 11, 1998
                                              /s/  MARGARET A. SPRUDE
                                              ---------------------------------
                                              Margaret A. Sprude
                                              SVP & Chief Financial Officer


                                              /s/  MICHAEL KOPP
                                             ----------------------------------
                                             Michael Kopp
                                             Controller